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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  June 30, 1995


                              EREIM LP ASSOCIATES
        (Exact name of registrant as specified in governing instrument)


        New York               33-11064                   58-1739527
(State of organization)  (Commission File No.) (IRS Employer Identification No.)



787 Seventh Avenue, New York, New York                      10019
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (212) 554-1926





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ITEM 5.     OTHER EVENTS


   EML Associates (the "Venture") is a joint venture owned 80% by ML/EQ Real Estate Portfolio, L.P., a Delaware limited partnership (the "Partnership"), and 20% by EREIM LP Associates, an affiliate of The Equitable Life Assurance Society of the United States ("Equitable"). The Venture holds a 71.66% participation interest in a zero coupon mortgage note (the "Note") which is secured by Brookdale Center, a regional shopping mall which is located outside of Minneapolis, Minnesota. Equitable holds the remaining 28.34% participation interest in the Note.

   The borrower on the Note, Midwest Real Estate Shopping Center L.P. ("Midwest"), defaulted on its obligations to repay the Note in full when it matured on June 30, 1995. The Venture's portion of the entire amount of principal and accrued interest due on the maturity date, June 30, 1995, totalled $25,345,353. Notice of default has been given to Midwest, and the Venture and Equitable are evaluating a number of options including foreclosure, a restructuring of the loan, or an extension of the maturity date. As previously reported, Midwest is currently attempting to sell Brookdale Center.





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                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th of July, 1995.



                                            EREIM LP ASSOCIATES



                                            By:  EREIM LP CORP.
                                                 (General Partner)


                                                 By: /s/ Steven S. Stern
                                                    ---------------------------
                                                    Steven S. Stern
                                                    Senior Vice President,
                                                      Treasurer and Director




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